Astec Industries, Inc.
  1725 Shepherd Road  | Chattanooga, TN  37421  | Phone (423) 899-5898  | Fax (423) 899-4456

ASTEC INDUSTRIES REPORTS THIRD QUARTER RESULTS

CHATTANOOGA, Tenn. (October 25, 2011) - Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for its third quarter ended September 30, 2011.

Revenues for the third quarter of 2011 were $214.6 million compared with $177.9 million for the third quarter of 2010 for a 20.6% increase.  Domestic sales were $127.3 million during the third quarter of 2011 compared to $98.6 million during the third quarter of 2010 for an increase of 29.1%.  International sales were $87.3 million during the third quarter of 2011 compared to $79.3 million during the third quarter of 2010 for an increase of 10.1%.  The Company reported net income attributable to controlling interest of $7.7 million for the third quarter of 2011 compared to net income attributable to controlling interest of $7.4 million for the third quarter of 2010 for an increase of 4.1%.  Net income attributable to controlling interest for the third quarter of 2011 was $0.34 per diluted share compared to $0.32 per diluted share for the third quarter of 2010 for a 6.3% increase.

The Company’s backlog at September 30, 2011 was $221.5 million compared to $145.6 million at September 30, 2010 for a 52.1% increase.

Consolidated financial statements for the third quarter ended September 30, 2011 and additional information related to segment revenues, profits, and backlog are attached to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “In the third quarter, we were busy with several business development activities and initiatives.  We completed a $3 million acquisition in Germany, added new facilities in Australia and Germany totaling approximately $7 million, signed a manufacturing joint venture agreement in Brazil which will result in an initial investment of $12 million and completed the GEFCO and STECO acquisition in early October for $30.8 million.  These activities represent an investment in our future business and we look forward to their growth and success.

We were pleased with our results for the third quarter, despite a number of charges that negatively affected net income during the quarter.  We incurred $3.3 million or $0.10 per diluted share in R&D related expenses. These expenses related to further development of the prototype wood pellet plant and pellet press, improvements to our crushing line of equipment and concrete plants, development of a line of hot water heaters and pump trailers for oil and natural gas fracking operations and development of a new Peterson micro-chipper. We also had an unusually high volume of intercompany sales this quarter which resulted in $1.9 million or $.06 per diluted share of profit being deferred until future quarters.  The majority of these sales were to our subsidiary in Australia for distribution into that country.”

Dr. Brock continued, “In late September we were awarded a contract to supply asphalt plants to the U.S. Army that could amount to $89 million in sales over the next 5 years.  As these contingent sales become firm orders they will be reflected in our backlog.  Considering the overall condition of the domestic economy and the uncertainty in Washington, we continue to be pleased with the company’s performance.  We believe during the next six months we may see a new, enhanced six-year highway bill which should give more certainty to our domestic customers and hopefully we will see continued improvement in our domestic business.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on October 25, 2011 at 10:00 A.M. Eastern Time to review its third quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website:  www.astecindustries.com/conferencecalls.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Sunday, November 6, 2011, by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 380997.  A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four primary business segments:  asphalt production equipment, mobile asphalt paving equipment, aggregate processing and mining equipment, and underground boring, directional drilling and trenching equipment.  Additionally, the Other Group contains one subsidiary that manufactures equipment used for wood processing and recycling and one that is a company-owned dealership located in Australia.

The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the effects on the Company from its backlog, the results of the Company’s acquisition and business development strategy, results of the Company’s R&D efforts, effects of the U.S. Army contract for asphalt plants, and the status of the multi-year highway bill and investigation of potential acquisitions and divestitures.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, future downturns in the economy, rising oil and liquid asphalt prices, rising steel prices, the effect of any future federal stimulus package, decreased funding for highway projects, tax and healthcare reform, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2010.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
David C. Silvious
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: dsilvious@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	Sept 30	Sept 30
	2011	2010
Assets
Current assets
Cash and cash equivalents	$51,737	$81,366
Receivables, net	101,227	88,266
Inventories	290,453	242,137
Prepaid expenses and other	28,702	16,452
Total current assets	472,119	428,221
Property and equipment, net	177,855	168,414
Other assets	39,054	33,698
Total assets	$689,028	$630,333
Liabilities and equity
Current liabilities
Accounts payable - trade	$45,571	$39,382
Other accrued liabilities	92,005	79,619
Total current liabilities	137,576	119,001
Other non-current liabilities	29,877	28,094
Total equity	521,575	483,238
Total liabilities and equity	$689,028	$630,333

Astec Industries, Inc.
Consolidated Statements of Income
(in thousands, except shares and share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30		Sept 30
	2011	2010	2011	2010
Net sales	$214,624	$177,853	$692,569	$580,557
Cost of sales	168,224	135,913	529,495	445,797
Gross profit	46,400	41,940	163,074	134,760
Selling, general, administrative & engineering expenses	37,362	31,808	115,640	95,351
Asset impairment charge	-	-	2,170	-
Income from operations	9,038	10,132	45,264	39,409
Interest expense	46	30	140	289
Other income, net of expenses	264	492	1,037	1,103
Income before income taxes	9,256	10,594	46,161	40,223
Income taxes	1,492	3,198	14,134	13,665
Net income	7,764	7,396	32,027	26,558
Net income attributable to noncontolling interest	41	34	74	94
Net income attributable to controlling interest	$7,723	$7,362	$31,953	$26,464

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.34	$0.33	$1.42	$1.18
Diluted	$0.34	$0.32	$1.39	$1.16

Weighted average common shares outstanding
Basic	22,598,642	22,533,606	22,580,443	22,504,876
Diluted	23,006,530	22,843,300	22,972,758	22,814,634

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended September 30, 2011 and 2010
(in thousands)
(unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Revenues	50,458	83,232	39,143	23,769	18,022	214,624
2010 Revenues	45,478	60,263	36,681	19,220	16,211	177,853
Change $	4,980	22,969	2,462	4,549	1,811	36,771
Change %	11.0%	38.1%	6.7%	23.7%	11.2%	20.7%

2011 Gross Profit	8,508	20,682	10,091	4,080	3,039	46,400
2011 Gross Profit %	16.9%	24.8%	25.8%	17.2%	16.9%	21.6%
2010 Gross Profit	11,001	14,839	10,395	2,007	3,698	41,940
2010 Gross Profit %	24.2%	24.6%	28.3%	10.4%	22.8%	23.6%
Change	(2,493)	5,843	(304)	2,073	(659)	4,460

2011 Profit (Loss)	500	7,764	4,976	511	(4,062)	9,689
2010 Profit (Loss)	4,041	4,437	5,188	(1,569)	(4,480)	7,617
Change $	(3,541)	3,327	(212)	2,080	418	2,072
Change %	(87.6%)	75.0%	(4.1%)	132.6%	9.3%	27.2%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands):
	Three months ended September 30
	2011	2010	Change $
Total profit for all segments	$9,689	$7,617	$2,072
Net income attributable to non-controlling interest in subsidiary	(41)	(34)	(7)
Elimination of intersegment profit	(1,925)	(221)	(1,704)
Net income attributable to controlling interest	$7,723	$7,362	$361

Astec Industries, Inc.
Segment Revenues and Profits
For the nine months ended September 30, 2011 and 2010
(in thousands)
(unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Revenues	192,396	248,647	142,565	58,524	50,437	692,569
2010 Revenues	180,901	186,182	125,995	41,783	45,696	580,557
Change $	11,495	62,465	16,570	16,741	4,741	112,012
Change %	6.4%	33.6%	13.2%	40.1%	10.4%	19.3%

2011 Gross Profit	44,486	61,838	39,158	8,137	9,455	163,074
2011 Gross Profit %	23.1%	24.9%	27.5%	13.9%	18.7%	23.5%
2010 Gross Profit	46,169	43,225	33,138	2,519	9,709	134,760
2010 Gross Profit %	25.5%	23.2%	26.3%	6.0%	21.2%	23.2%
Change	(1,683)	18,613	6,020	5,618	(254)	28,314

2011 Profit (Loss)	20,421	23,114	20,819	(3,166)	(26,126)	35,062
2010 Profit (Loss)	24,410	12,232	16,662	(7,012)	(18,058)	28,234
Change $	(3,989)	10,882	4,157	3,846	(8,068)	6,828
Change %	(16.3%)	89.0%	24.9%	54.8%	(44.7%)	24.2%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands):

	Nine months ended September 30
	2011	2010	Change $
Total profit for all segments	$35,062	$28,234	$6,828
Net income attributable to non-controlling interest in subsidiary	(74)	(94)	20
Elimination of intersegment profit	(3,035)	(1,676)	(1,359)
Net income attributable to controlling interest	$31,953	$26,464	$5,489

Astec Industries, Inc.
Backlog by Segment
September 30, 2011 and 2010
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Backlog	94,784	84,848	5,030	15,741	21,070	221,473
2010 Backlog	74,034	55,367	6,141	4,290	5,811	145,643
Change $	20,750	29,481	(1,111)	11,451	15,259	75,830
Change %	28.0%	53.2%	(18.1%)	266.9%	262.6%	52.1%